UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2010

The Finish Line, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana		46235
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-899-1022

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 21, 2010, the Company announced a cash dividend of $0.04 per share of the Company's Class A and Class B common stock. The cash dividend will be payable on March 15, 2010 to shareholders of record on February 26, 2010. Information regarding the dividend is included in the copy of the press release attached to this Form 8-K as Exhibit 99.1.

In addition, on January 20, 2010, Alan H. Cohen, the Company’s Chairman of the Board, entered into a Sales Plan with a brokerage firm under the SEC Rule 10b5-1(c), pursuant to which Mr. Cohen will sell, subject to predetermined minimum price conditions, up to an aggregate of 200,000 of the Company's Class A Common Shares during the term of the Sales Plan. Such sales, if made, would involve the conversion by Mr. Cohen of up to 200,000 of the Company's Class B Common Shares to Class A Common Shares. Trading under the Sales Plan may occur from February 4, 2010 through and including March 31, 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:
99.1

Description of Exhibit:
Press Release issued January 21, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

January 22, 2010	By:	/s/ Edward W. Wilhelm

Name: Edward W. Wilhelm
Title: Executive Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued January 21, 2010